UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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MARINE PRODUCTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARINE PRODUCTS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

SUPPLMENTAL INFORMATION REGARDING ELECTION OF DIRECTORS

2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

By now you should have received this year’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report for Marine Products Corporation, a Delaware corporation (the “Company”).

We are saddened to report to you that James A. Lane, Jr., a long-time director and officer of the Company, as well as a nominee to continue service to the Company as a Class III director at the upcoming meeting, has passed away due to illness. At this time, the Company’s Board of Directors does not have plans to fill Mr. Lane’s vacated position on our board, and any votes cast with respect to Mr. Lane at the meeting will be disregarded.

On behalf of everyone at the Company, we express our sincerest condolences to the family of our long-time friend and colleague.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia

March 22, 2016